EMPYREAN HOLDINGS, INC

PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement (the "Agreement") is made as of the 4th. day of June, 2007 by and between Empyrean Holdings, Inc., a Nevada corporation having a principal place of business at 11200 Westheimer Rd., Suite 900, Houston, TX 77042 (the "Company") and Hesperia Advisors Limited, a British Virgin Island corporation having a place of business at First Independent Trust (Curacao) N.V., 7 Abraham de Veerstraat, P.O. Box 840, Willemstad, Curacao, Netherlands Antilles. ("Purchaser").

RECITALS

The Company desires to issue and sell and the Purchaser desires to purchase shares of the Company's convertible Preferred Stock (the "Shares" or the "Securities").The conversion of these preferred shares at the rate of one preferred share to four common shares may be done at any time at the sole discretion of Purchaser.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. **Purchase and Sale of Shares.**

(a). **Sale and Issuance of Shares.** Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, 4,140,000 (Four million one hundred forty thousand) shares of the Company's convertible Preferred Stock (the "Shares") for a total purchase price of Three Hundred Seventy two Thousand and no/100 Dollars ($372,000) (the "Purchase Price") for four (4) real properties set forth on Exhibit A (the "Property"). The term "Shares" refers to the purchased Shares (collectively and individually) and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser's ownership of the Shares.

(b). **Closing; Delivery.** The purchase and sale of the Shares shall take place at the offices of the Company upon receipt of a fully executed Agreement and the Purchase Price or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to the Purchaser a certificate representing the Shares to be purchased by the Purchaser against payment of the Purchase Price

2. **Representations and Warranties of the Company and Founder.** The Company hereby represents and warrants to Purchaser that:

(a) **Corporate Matters**. Company is a reporting company under Section 12g of the Securities and Exchange Act of 1934 (the "Exchange Act"). All of the Company's filings with the SEC may be viewed at www.sec.gov. The Company's Common Stock is traded on the OTCBB under the ticker symbol EMPY.

(b) **Authorization**. All formal action on the part of the Company and its officers and directors necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Shares, and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing. The Agreement when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4. **Representations and Warranties of the Purchaser**. Purchaser hereby represents and warrants to the Company that:

(a) **Purchase Entirely for Own Account**. The Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

(b) **Knowledge**. The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities.

(c) **Restricted Securities**. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

(d) **No Public Market**. The Purchaser understands that no public market now exists for the Securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Securities.

(e) **Legends.** The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

> THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(g) **Accredited Investor.** The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

5. **Conditions of the Purchaser's Obligations at Closing.** The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) **Representations and Warranties.** The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b) **Qualifications.** All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

6. **Conditions of the Company's Obligations at Closing.** The obligations of the Company to Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a) **Representations and Warranties.** The representations and warranties of Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b) **Qualifications.** All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

(c) **Payment of Purchase Price.** Purchaser shall transfer the Purchase Price to Company in the form of a fully executed Statutory Warranty Deed accompanied by all other documentation necessary to transfer all right title and interest in the Property to the Company.

7. **Miscellaneous.**

(a) **Successors and Assigns.** The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) **Governing Law.** This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

(c) **Counterparts.** This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) **Notices.** Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number or as subsequently modified by written notice.

(e) **Finder's Fee.** Neither Party is obligated to any person for a finder's fee in connection with the transactions contemplated herein.

(f) **Amendments and Waivers.** Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 7(f) shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

(g) **Entire Agreement.** This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

The parties have executed this Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

HESPERIA ADVISORS LIMITED
By: Universal Director, Inc.
Its: Sole Director/President

[signature]

Tax ID: N/A

COMPANY:

EMPYREAN HOLDINGS, INC.

By: [signature]
Robert L. Lee, President and CEO

EXHIBIT A

PROPERTIES

The four (4) real properties are listed below:

1.That real property commonly known as 625 Ne Shna Bek Trail, Kewaskum, WI 53040.

LEGAL DESCRIPTION: Pt. of N 1/2 NW Kickapoo Trails Condo Unit 7 Doc 1084011 Sec 16-12-19

The Property was appraised on February 16, 2007 as having a fair market value of $185,000. The purchase was agreed at $170,000 by the two parties.

2. That real property commonly known as 4220 W. Mason Street, Green Bay, WI 54313.

LEGAL DESCRIPTON: Oneida Indian Res. That part of I.C. 147 & 152 NWLY of State Highway 54 as Described in 702 R 3 Brown County Records. 0.49 acres.

The property was appraised on March 21, 2007 as having a fair market value of $104,000.The purchase price was agreed at $97,000 by the two parties

3.That real property known as Lot 63, Silver Fox Drive North, Kewaskum, WI 53040

LEGAL DESCRIPTION: Pt.Of Se NE+E ½ Se Nature Haven Estates Lot 36 Doc 1096317 Sec 16-12-19 .44 Ac.

The property was appraised on March 26,2007 as having a fair market value of $72,000.The purchase price was agreed at $65,000 by the two parties.

4. That real property known as 612 Mill Road, S35 T13N R19E Village of Eblesville Lots 5 to 12 Incl Blk 2 as Rec V853506, Town of Auburn, WI 53040.

LEGAL DESCRIPTION: TO3-13-99-VE-061-00 S35 T13N R19E Village of Eblesville Lots 5 to 12 Incl Blk 2 as Rec V853506

The property was appraised on March 26, 2007 as having a fair market value of $44,000. The purchase price was agreed at $40,000 by the two parties.

Note:

Copies of appraisals for all four (4) properties are provided in a separate attachment to this agreement.